           As filed with the Securities and Exchange Commission on July 16, 1998
                                                   Registration No.________

================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549

                                 _____________

                                    FORM S-8

                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                              PNB FINANCIAL GROUP
                              -------------------
             (Exact Name of Registrant as Specified in Its Charter)


                                   California
         --------------------------------------------------------------
         (State or Other Jurisdiction of Incorporation or Organization)


                                   95-3847640
                      ------------------------------------
                      (I.R.S. Employer Identification No.)


  4665 MacArthur Court, Newport Beach, California                       92660
  ---------------------------------------------------------------------------
  (Address of Principal Executive Offices)                         (Zip Code)

                        1995 INCENTIVE STOCK OPTION PLAN
                        --------------------------------
                            (Full title of the plan)

                                 Doug L. Heller
                             Pacific National Bank
             4665 MacArthur Court, Newport Beach, California 92660
             -----------------------------------------------------
                    (Name and Address of Agent For Service)

                                    (714) 851-1033
          -------------------------------------------------------------
          (Telephone Number, Including Area Code, of Agent For Service)

                        CALCULATION OF REGISTRATION FEE
===============================================================================
                                       Proposed     Proposed
     Title of                          Maximum      Maximum
    Securities           Amount        Offering    Aggregate     Amount of
       To Be              To Be       Price per     Offering    Registration
    Registered         Registered     Share/(1)/   Price/(1)/       Fee
-------------------------------------------------------------------------------
Common Stock, no
 par value            50,000 shares     $36.3125   $1,815,625        $550.19
===============================================================================

/(1)/ Computed pursuant to Rule 457(h) on the basis of the average of the bid and asked price of the Common Stock on July 14, 1998
===============================================================================

STATEMENT

     This Registration Statement relates to the registration of additional shares of the common stock of registrant reserved for issuance under the Registrant's 1995 Incentive Stock Option Plan. Pursuant to General Instruction E of Form S-8, the contents of the Registration Statement on Form S-8 (SEC File #333-17997) filed by the Registrant with the Securities and Exchange Commission and effective on December 17, 1996 are hereby incorporated by reference herein.


ITEM 8.

     The exhibits listed in the accompanying index to exhibits are filed or incorporated as a part of this Registration Statement.

                                 EXHIBIT INDEX


Exhibit No.    Exhibit
----------     -------

5.1            Opinion of Day Campbell & McGill

23.1           Consent of Day Campbell & McGill
               (included in Exhibit 5.1).

23.2           Consent of McGladrey & Pullen, LLP, Independent Certified Public
               Accountants.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Newport Beach, State of California, on July 14, 1998.


                                         PNB FINANCIAL GROUP


                                         By: /s/ Allen C. Barbieri
                                             ---------------------
                                             Allen C. Barbieri
                                             President and Director

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the date indicated.


Signatures                   Title                        Date
----------                   -----                        ----

/s/ Allen C. Barbieri        President and Director       July 14, 1998
-------------------------
Allen C. Barbieri


/s/ Bernard E. Schnieder     Chairman of the Board        July 14, 1998
-------------------------
Bernard E. Schnieder


/s/ Doug L. Heller           Chief Financial Officer      July 14, 1998
-------------------------
Doug L. Heller


/s/ Martin T. Hart           Director                     July 14, 1998
-------------------------
Martin T. Hart


/s/ Barney Whitesell         Director                     July 14, 1998
-------------------------
Barney Whitesell


/s/ Jon A. Salquist          Director                     July 14, 1998
-------------------------
Jon A. Salquist

                                 EXHIBIT INDEX


Exhibit No.    Exhibit
----------     -------

5.1            Opinion of Day Campbell & McGill

23.1           Consent of Day Campbell & McGill
               (included in Exhibit 5.1).

23.2           Consent of McGladrey & Pullen, LLP, Independent Certified Public
               Accountants.